[SENTO'S LOGO]


              SENTO ACHIEVES OPERATING PROFITABILITY AND NET INCOME
                         FOR FISCAL 2006 SECOND QUARTER

           - Profitability Turnaround Achieved Earlier than Expected -
            - Revenues of $9.9 Million Reach Second Quarter Record -
             - Company Expects Sequential Growth in Third Quarter -


SALT LAKE CITY, Utah, October 25, 2005 - Sento Corporation (Nasdaq: SNTO), a right-channeling solutions leader, today reported strong financial results for the fiscal 2006 second quarter ended September 30, 2005.

Consolidated revenues were $9.9 million for the second quarter of fiscal 2006, a record for the second quarter, and a 59.9% increase from the $6.2 million reported in the second quarter of fiscal 2005. This substantial growth included $2.9 million of revenues from the operations of Xtrasource, the assets of which Sento acquired effective October 1, 2004, and $800,000 of organic growth and new sales. Fiscal 2006 second quarter consolidated revenues grew 12.6% from the first quarter of fiscal 2006.

On October 6, the Company reported that it was advancing its timetable for achieving operating profitability and expected to near breakeven on the operating line in the fiscal 2006 second quarter and to achieve net income in the fiscal 2006 third quarter. It achieved both objectives in the fiscal 2006 second quarter.

The Company reported operating income of $332,446 for the second quarter of fiscal 2006. This compares with an operating loss of $556,851 in the same period of fiscal 2005 and an operating loss of $1.61 million in the fiscal 2006 first quarter. The operating income in the second quarter of 2006 included one-time income of $181,593 due to the partial recovery of a bad debt owed by a financially distressed customer in connection with a settlement agreement. As previously reported, that customer has been re-capitalized, plans to repay the full amount owed to the Company and has signed a new two-year services contract with Sento. The settlement included the cash payment of $181,593 and a note of $400,000 that is due in fiscal 2007. The operating loss in the first quarter of fiscal 2006 included $477,575 in one-time expenses related to the final phase of the Company's facilities consolidation program. The cost savings from that program contributed to the Company's return to operating profitability in second quarter of fiscal 2006.

The Company achieved net income of $310,061 or $0.08 per diluted share for the second quarter of fiscal 2006. This compares with a net loss of $554,889 or $0.15 per diluted share in the second quarter of fiscal 2005 and a net loss of $1.67 million or $0.44 per diluted share in the first quarter of fiscal 2006. Before including the one-time income from the partial recovery of bad debt, net income for the second quarter of fiscal 2006 was $128,468 or $0.03 per diluted share.

While not contributing to the Company's earlier than expected return to profitability this quarter, its early adoption of SFAS 123R, the new accounting standard for stock-based compensation, accelerated vesting of out-of-the-money unvested stock options held by employees, officers and directors and early awarding and vesting of non-employee director options will positively impact earnings on a go-forward basis. In addition, as a result of the Company's early adoption of SFAS 123R, the Company can discontinue the variable accounting treatment on certain historical options that were re-priced in April 2003. These cost-saving initiatives, which were reported by the Company on October 6, are in line with Staff Accounting Bulletin No. 107. They are expected to save the Company a total of approximately $1 million in compensation expense over the next four fiscal years, the period over which the options were originally slated to vest.

Sento Corporation ended the fiscal 2006 second quarter with a strong balance sheet, including working capital of $4.3 million, cash and short-term investments of $4.8 million equivalent to $1.23 per diluted share, and long-term debt to equity of 26.6% including the Xtrasource contingent earn-out.

Patrick F. O'Neal, President and CEO of Sento, commented, "We have worked diligently for the last several quarters to arrive at this moment. We achieved the essential milestone of returning to profitability through significant cost restructuring, strategic repositioning of our marketing effort, and, most importantly, through conscientious execution of our plan. Our successful focus on the fundamentals of our business is the basis for our confidence that our Second Quarter results are just the initial stage of realizing the significant potential of Sento Corporation.

Our progress and potential are also evident in several important new business wins that will help drive our growth for the balance of the year and beyond. These included Aprovado, the city of Raleigh, NC, HP/Ingram Micro, Pentax and ViewSonic as well as one additional client whose name is confidential. Among these are new projects we have started for four clients because of our presence in both Europe and the U.S. as we continue to realize the benefits of our expanded geographic footprint and the cross-selling opportunities resulting from our acquisition of Xtrasource. We now offer clients a multiple product set extending from our right channeling platform to our service intervention expertise.

In addition, we have signed a multi-year contract with another major U.S. retailer that we consider a breakthrough opportunity and plan to formally announce it shortly. A brick-and-mortar retailer will be utilizing our customer contact center capability to handle customer calls ranging from store location questions to scheduling appointments, so that their employees can focus on in-store sales.

I am also pleased to report that our Spanish Language Call Center initiative has gained traction quickly with three of our largest clients requiring a total of 50 employees at our new center in Albuquerque, NM. We have decided to expand the scope of programs handled in Albuquerque to include our typical English language technical support and customer care programs because of the new projects that are contracted to begin over the next several months and the caliber of the workforce there. As a result, we have hired 200 employees in the last week and expect to hire approximately 100 additional employees in Albuquerque by the end of this calendar year in order to fulfill commitments from new business wins.

In addition to this success in new revenue generation, our workforce management technology initiatives are now resulting in enhanced staffing efficiency and planning capability.

These capabilities are essential as we face our next challenge of effectively managing our growth. We believe that we are very prepared to handle it. We have a track record of ramping up quickly for and effectively handling new program implementation. Our recent results reflect our ability and discipline to manage costs through careful facilities planning and staff adjustments. We have also systematically built and expanded our management team, adding experienced executives in finance, technology, quality, sales and marketing and, most recently, human resources - all vital areas for creating and managing growth."

Mr. O'Neal concluded, "We have crossed the crucial threshold of reaching profitability and did so by executing on our plan. We are fully focused on continuing to do so. As part of it, we expect to realize sequential growth in our current fiscal third quarter. We are also committed to realizing growth in the coming years and to building the value of this company for our shareholders."

CONFERENCE CALL

Sento senior management will host a conference call, today, October 25 at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time) to discuss fiscal 2006 second quarter results and the future outlook. To access the call, dial 617-614-4927 in or outside the US, five minutes before start time. The participant passcode is 16578612. The webcast is also being distributed over CCBN's Investor Distribution Network. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). The webcast of this call will be archived for two months at these CCBN Web sites.

SENTO PROFILE

Sento Corporation (www.sento.com) specializes in Right Channeling, a proven methodology designed to optimize customer contact solutions and ensure that companies make informed choices for multi-channel communication that support their business goals and customer expectations. We offer outsourced customer contact services designed to optimize the way companies interact with their customers to enhance brand loyalty, improve customer satisfaction, drive business initiatives and reduce service costs. Through our proprietary Customer Choice PlatformSM, we offer comprehensive professional services and customer interaction tools for customer acquisition, customer service and technical support. Companies can select communication channels from a range of integrated live support and web-enabled self-help applications that combine voice, chat, email and web forums. With operations in the U.S., The Netherlands, and France, plus partnerships in India and other low-cost regions, Sento provides customer contact solutions in 19 languages to industry-leading clients worldwide including Overstock.com, McAfee, Philips, Thomson and AON Warranty Group.

FORWARD-LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, goals, hopes or intentions regarding future events. Words such as "expects," "intends," "estimates," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation, and specifically disclaims any obligation, to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company's stock price has historically been volatile; difficulties encountered in post-acquisition integration and operation of the acquired assets including retaining existing clients of the acquired company; variations in market and economic conditions; the Company's dependence on its limited number of key clients; failure to renew existing client contracts for continuation of services; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of equipment failure and/or emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB.

Contact:
Patrick F. O'Neal, CEO, Sento at 801-431-9209 or pat_oneal@sento.com Anthony Sansone, CFO, Sento at 801-431-9200 or tony_sansone@sento.com

                                - TABLES FOLLOW -

                                        SENTO CORPORATION
                                        AND SUBSIDIARIES

                              Condensed Consolidated Balance Sheets

                                             ASSETS

                                                                 September 30,         June 30,
                                                                     2005                2005
                                                                -------------        -------------
                                                                 (Unaudited)
Current assets:
        Cash and cash equivalents                               $   4,778,846        $   5,698,195
        Accounts receivable, net                                    4,411,477            4,326,315
        Other current assets                                          684,525              643,059
                                                                -------------        -------------
                Total current assets                                9,874,848           10,667,569

Property and equipment, net                                         4,162,987            4,031,632
Intangible assets, net                                              1,092,984            1,229,607
Other assets                                                          283,836              296,775
                                                                -------------        -------------
                Total Assets                                    $  15,414,655        $  16,225,583
                                                                =============        =============


                              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Current portion of long-term debt and capital leases    $     724,106        $     745,699
        Accounts payable                                            2,034,270            2,110,013
        Accrued payroll and payroll taxes                           1,901,834            1,559,676
        Current portion of accrued restructuring expenses              68,771              118,793
        Accrued liabilities and other                                 838,892              635,834
                                                                -------------        -------------
                Total current liabilities                           5,567,873            5,170,015

Long-term debt and capital leases, net of current portion           1,140,851              959,259
Accrued restructuring expenses, net of current portion                146,797                    -
Accrued contingent consideration from business acquisition            897,338              907,898
                                                                -------------        -------------
                Total liabilities                                   7,752,859            7,037,172

Stockholders' equity                                                7,661,796            9,188,411
                                                                -------------        -------------
                Total Liabilities and Stockholders' Equity      $  15,414,655        $  16,225,583
                                                                =============        =============

                                                SENTO CORPORATION
                                                AND SUBSIDIARIES

                                 Condensed Consolidated Statements of Operations
                                                   (Unaudited)



                                                 Three Months Ended                      Six Months Ended
                                          ----------------------------------     -----------------------------------
                                           September 30,      September 30,       September 30,       September 30,
                                                2005               2004                2005                2004
                                          ---------------    ---------------     ---------------     ---------------
Revenue                                   $     9,862,546    $     6,168,960     $    18,623,131     $    12,735,708

Cost of sales                                   7,901,150          5,639,975          15,898,203          11,415,927
                                          ---------------    ---------------     ---------------     ---------------

        Gross profit                            1,961,396            528,985           2,724,928           1,319,781

Product development                                48,608            114,963              48,608             233,976
Selling, general and administrative
  expenses                                      1,707,704            911,623           3,594,210           1,738,104
Collection of fully reserved doubtful
  account                                        (181,593)                 -            (181,593)                  -
Amortization of intangible assets                  68,311                  -             136,623                   -
Restructuring charge                                    -                  -             477,575                   -
Non-cash charge for valuation of
  warrants issued for services                          -             74,909                   -             186,501
Stock-based compensation benefit                  (14,080)           (15,659)            (68,652)           (166,408)
                                          ---------------    ---------------     ---------------     ---------------
        Operating income (loss)                   332,446           (556,851)         (1,281,843)           (672,392)

Other income (expense), net                       (15,954)             1,962             (55,500)            (37,167)
                                          ---------------    ---------------     ---------------     ---------------
Net income (loss) before income taxes             316,492           (554,889)         (1,337,343)           (709,559)
Income taxes                                        6,431                                 17,661
                                          ---------------    ---------------     ---------------     ---------------
Net income (loss)                                 310,061           (554,889)         (1,355,004)           (709,559)
Deemed dividend as a result of warrant
  modification                                                                                               (37,875)
                                          ---------------    ---------------     ---------------     ---------------
Net income (loss) attributable to
  common stockholders                     $       310,061    $      (554,889)    $    (1,355,004)    $      (747,434)
                                          ===============    ===============     ===============     ===============

Basic net income (loss) per share         $          0.08    $         (0.15)    $         (0.36)    $         (0.20)
                                          ===============    ===============     ===============     ===============

Diluted net income (loss) per share       $          0.08    $         (0.15)    $         (0.36)    $         (0.20)
                                          ===============    ===============     ===============     ===============


Basic weighted average number of common
  and common equivalent shares
  outstanding                                   3,800,343          3,732,326           3,795,401           3,680,006

Diluted weighted average number of
  common and common equivalent shares
  outstanding                                   3,870,079          3,732,326           3,795,401           3,680,006

                                                SENTO CORPORATION
                                                AND SUBSIDIARIES

                                 Condensed Consolidated Statements of Cash Flows
                                                   (Unaudited)


                                                                              Six Months Ended
                                                                    -------------------------------------
                                                                     September 30,         September 30,
                                                                          2005                  2004
                                                                    ---------------       ---------------
Cash flows from operating activities:
     Net loss                                                       $    (1,355,004)      $      (709,559)
     Adjustments to reconcile net loss to net cash provided
       by operating activities:
           Depreciation and amortization                                    997,693               799,944
           Non-cash interest expense related to warrants
             issued with debt                                                 6,381                 7,326
           Stock-based compensation                                         (68,652)             (166,408)
           Restructuring charge                                             477,575                     -
           Revaluation of non-employee warrants issued for
             services                                                             -               186,501
           Changes in operating assets and liabilities:
             Accounts receivable                                            (95,722)            1,882,517
             Other assets                                                   (56,946)              (82,095)
             Accounts payable                                               (75,743)             (284,281)
             Accrued liabilities and other                                  287,160              (365,681)
                                                                    ---------------       ---------------
                 Net cash provided by operating activities                  116,742             1,268,264

Cash flows used in investing activities:
     Purchase of property and equipment                                  (1,086,750)             (778,629)

Cash flows from financing activities:
     Proceeds from issuance of long-term debt, capital leases
       and credit line                                                      597,108               720,173
     Principal payments of long-term debt, capital leases
       and credit line                                                     (443,490)             (510,093)
     Payment of accrued offering costs                                            -              (627,364)
     Proceeds from exercise of stock options, warrants and
       employee stock purchases                                              33,068               220,483
     Repurchase of common stock                                             (55,939)                    -
                                                                    ---------------       ---------------

                 Net cash provided by (used in) financing activities        130,747              (196,801)

Effect of foreign currency translations                                     (80,088)                    -
                                                                    ---------------       ---------------
Net increase (decrease) in cash and cash equivalents                       (919,348)              292,834
Cash and cash equivalents at beginning of period                          5,698,195             6,567,811
                                                                    ---------------       ---------------
Cash and cash equivalents at end of period                          $     4,778,846       $     6,860,645
                                                                    ===============       ===============

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